Exhibit 99.1

News Release Contact: Larry Vale Keane Investor Relations 617-241-9200 x1290 Tim Hurley Porter Novelli 617-897-8237

Keane Reports Second Quarter 2005 Financial Results

BOSTON, July 20, 2005 — Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced its results for the Second Quarter ended June 30, 2005.

Keane’s revenues for the Second Quarter of 2005 were $237.8 million, an increase of 2.6 percent from revenues of $231.7 million in the Second Quarter of 2004.  Net income for the Second Quarter of 2005 was $7.0 million, a decrease of 12.7 percent compared to net income of $8.1 million in the Second Quarter of 2004.  Diluted earnings per share (EPS) for the Second Quarter of 2005 was $.11, compared to EPS for the Second Quarter of 2004 of $.12.  Net income for the Second Quarter was negatively impacted by approximately $0.8 million in pursuit expenses related to Keane’s successful bid on the $367 million Victoria Transport Ticketing Authority engagement, which was announced on July 12, 2005.

Revenues for the six months ended June 30, 2005 were $470.0 million, an increase of 5.0 percent compared with revenues of $447.5 million during the same period in 2004.  Net income for the first six months of 2005 was $14.3 million, an increase of 5.3 percent compared with net income of $13.6 million during the same period in 2004.  EPS for the first six months of 2005 was $.22 compared with $.20 for the first six months of 2004.

Keane’s management believes that cash performance is the primary driver of long-term per share value.  As such, we view diluted cash earnings per share (CEPS(1)) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS was $.15 in the Second Quarter of 2005, in line with our previously issued guidance, compared to CEPS of $.16 for the same period last year.  CEPS for the first six months of 2005 was $.29 compared to CEPS of $.27 for the same period last year.

(1)               CEPS excludes amortization of intangible assets and stock-based compensation.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  See reconciliation of EPS to CEPS in the accompanying financial data schedules.

Second Quarter 2005 Highlights:

•                  Awarded new business with both new and existing clients, including:  Dialysis Clinic, Inc., PSE&G, Pension Benefit Guaranty Corporation, City of Chicago, American Honda Motors, La Quinta Inns, Tufts Health Plan, NYC Office of Mental Health, US Department of State, CareFirst, Inc., Georgia Department of Human Resources, Countrywide Financial Corporation and the State of Maryland.

•                  Achieved bookings of $259.2 million.

•                  Outsourcing bookings were $131.5 million

•                  Development & Integration bookings were $39.3 million

•                  Other IT Services bookings were $88.4 million

•                  Reported sequential revenue growth of 2.4 percent over the First Quarter of 2005.

•                  Fully integrated recently acquired netNumina into Keane’s operations and further expanded the Company’s technical depth by adding additional technology strategy, architecture, and custom development specialists.

•                  Further strengthened Keane’s Testing practice with the acquisition of Cresta Testing.

•                  Grew BPO revenues by over 70% sequentially as compared to the First Quarter of 2005 and increased Keane’s stake in Keane Worldzen to 81%.

•                  Repurchased approximately 1.4 million shares of common stock for $17.6 million and announced an authorization to repurchase an additional three million shares of common stock over the next 12 months.

“We believe that the recent award of the $367 million project to build, implement, and run an innovative public transit ticketing solution for the state of Victoria, Australia demonstrates the progress we are making in delivering on our strategy,” commented Brian Keane, president and CEO.  “We believe that this and similar initiatives will enable Keane to drive revenue and earnings growth in the future.”

“We closed the quarter with $181.8 million in cash and investments after repurchasing 1.4 million shares of our common stock for $17.6 million during the quarter,” explained John Leahy, senior vice president and CFO.  “Keane continues to generate cash flow to support our ability to grow organically, pursue M&A opportunities, and to invest in the repurchase of additional shares.”

Business Outlook:

Keane’s management is currently reviewing the applicable accounting treatment for the Victoria Transport project, including expected revenue and income streams over the next several quarters.  Until this process is complete, Keane does not intend to provide updated annual financial guidance.  We intend to update annual guidance during our Third Quarter earnings call.

Keane estimates revenues for the Third Quarter of 2005 to be in the range of $235.0 million to $245.0 million, EPS to be in the range of $.09 to $.11, and CEPS to be in the range of $.13 to $.15.  This guidance excludes revenue and contribution related to the Victoria Transport project, and reflects reduced IBM-related revenue resulting from Keane’s decision to withdraw from the IBM staff augmentation business.

Conference Call:

Keane will host a conference call today at 8:30 a.m. (EDT) to discuss these results.  Interested parties may access the call via the Internet at www.keane.com or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 7180098.  A replay of the call will be available beginning at approximately 10:30 a.m. (EDT) today, through 5:00 p.m. (EDT) on July 29, 2005.  The replay may be accessed via the Internet at www.keane.com or by calling
1-800-642-1687 or 706-645-9291 and referencing reservation number 7180098.

About Keane

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on highly synergistic service offerings, including: Application Development & Integration, Application Outsourcing, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of regional offices in North America, the United Kingdom and Australia, and via SEI CMMI Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unfavorable government audits, unanticipated disruptions to Keane’s business, the execution and successful completion of Keane’s contract related to the Victoria Transport Ticketing Authority, as well as contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$237,818	$231,712	$470,022	$447,536
Operating expenses
Salaries, wages, and other direct costs	166,461	161,710	328,654	311,700
Selling, general, and administrative expenses	56,304	52,665	110,476	105,882
Amortization of intangible assets	3,860	4,035	7,930	7,948
Operating income	11,193	13,302	22,962	22,006

Other income (expense)
Interest and dividend income	1,128	875	2,233	1,930
Interest expense	(1,406)	(1,400)	(2,822)	(2,838)
Other income (expense), net	(174)	166	(190)	291
Minority interest	190	509	873	1,270
Income before income taxes	10,931	13,452	23,056	22,659

Provision for income taxes	3,888	5,381	8,738	9,064

Net income	$7,043	$8,071	$14,318	$13,595

Basic earnings per share	$0.11	$0.13	$0.23	$0.22

Diluted earnings per share	$0.11	$0.12	$0.22	$0.20

Basic weighted average common shares outstanding	61,675	62,746	61,932	63,221
Diluted weighted average common shares and common share equivalents outstanding	70,492	71,896	70,776	72,473

Reconciliation of GAAP Diluted EPS to CEPS (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net Income	$7,043	$8,071	$14,318	$13,595
Add (Subtract):
Interest expense related to convertible debentures	970	970	1,940	1,940
Related tax effect	(345)	(388)	(735)	(776)
Net income for Diluted EPS	$7,668	$8,653	$15,523	$14,759
Amortization of intangible assets and stock-based compensation	4,001	4,218	8,211	8,324
Related tax effect	(1,423)	(1,687)	(3,112)	(3,329)
Adjusted net income for CEPS	$10,246	$11,184	$20,622	$19,754
Diluted CEPS	$0.15	$0.16	$0.29	$0.27

(1)                Keane management  believes that cash performance is the primary driver of long-term per share value.  As such, we view diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS excludes amortization of intangible assets and stock-based compensation. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of June 30,	As of December 31,
	2005	2004
	(In thousands)
Assets
Current:
Cash and cash equivalents	$59,673	$67,488
Restricted cash	1,829	986
Marketable securities	120,292	130,678
Accounts receivable, net	142,128	126,467
Prepaid expenses and deferred taxes	22,575	16,515
Total current assets	346,497	342,134

Property and equipment, net	75,909	76,761
Goodwill	311,431	305,965
Customer lists, net	47,052	53,040
Other intangible assets, net	7,915	9,904
Other assets, net	15,193	16,390
Total assets	$803,997	$804,194

Liabilities
Current:
Short-term debt	$423	$892
Accounts payable	6,258	9,511
Accrued restructuring	3,499	3,513
Unearned income	9,462	9,376
Accrued compensation	36,537	39,763
Accrued expenses and other current liabilities	44,737	39,269
Total current liabilities	100,916	102,324

Long-term debt	150,091	150,017
Accrued long-term building costs	39,280	39,545
Accrued long-term restructuring	3,551	5,164
Other long-term liabilities	14,596	13,491
Deferred income taxes	30,313	25,924
Total liabilities	338,747	336,465

Minority interest	6,658	6,026

Equity
Stockholders’ equity	458,592	461,703
Total liabilities and stockholders’ equity	$803,997	$804,194

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income	$14,318	$13,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,200	13,947
Changes in operating assets and liabilities, net of acquisitions and other, net	(19,219)	(21,130)
Net cash provided by operating activities	9,299	6,412

Cash flows from investing activities:
Sales and maturities of investments, net of purchases	9,778	28,597
Purchase of property and equipment	(7,931)	(6,380)
Payments for current year and prior year acquisitions, net of cash acquired	(4,392)	(18,103)
Other, net	808	2
Net cash (used for) provided by investing activities	(1,737)	4,116

Cash flows from financing activities:
Proceeds from issuance of common stock	2,353	2,932
Repurchase of common stock	(17,563)	(30,096)
Other, net	(161)	(311)
Net cash used for financing activities	(15,371)	(27,475)
Effect of exchange rate changes on cash	(6)	24
Net decrease in cash and cash equivalents	(7,815)	(16,923)
Cash and cash equivalents at beginning of period	67,488	56,736
Cash and cash equivalents at end of period	$59,673	$39,813

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Increase (Decrease)				Increase (Decrease)
	2005	2004	$	%	2005	2004	$	%
	(Dollars in thousands)				(Dollars in thousands)

Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$7,043	$8,071	$(1,028)	-12.7%	$14,318	$13,595	$723	5.3%
Add (Subtract):
Provision for income taxes	3,888	5,381	(1,493)	-27.7%	8,738	9,064	(326)	-3.6%
Amortization of intangible assets and stock-based compensation	4,001	4,218	(217)	-5.1%	8,211	8,324	(113)	-1.4%
Depreciation	3,175	3,055	120	3.9%	6,270	5,999	271	4.5%
Interest and dividend income	(1,128)	(875)	(253)	28.9%	(2,233)	(1,930)	(303)	15.7%
Interest expense	1,406	1,400	6	0.4%	2,822	2,838	(16)	-0.6%
EBITDA	$18,385	$21,250	$(2,865)	-13.5%	$38,126	$37,890	$236	0.6%

Service Line Revenues
Outsourcing	$125,858	$116,515	$9,343	8.0%	$248,442	$221,768	$26,674	12.0%
Development & Integration	42,426	44,780	(2,354)	-5.3%	84,183	86,679	(2,496)	-2.9%
Other IT Services	69,534	70,417	(883)	-1.3%	137,397	139,089	(1,692)	-1.2%
Total	$237,818	$231,712	$6,106	2.6%	$470,022	$447,536	$22,486	5.0%

Service Line Bookings (2)
Outsourcing	$131,525	$149,420	$(17,895)	-12.0%	$250,565	$417,396	$(166,831)	-40.0%
Development & Integration	39,313	42,565	(3,252)	-7.6%	83,490	80,502	2,988	3.7%
Other IT Services	88,330	90,287	(1,957)	-2.2%	193,232	194,055	(823)	-0.4%
Total	$259,168	$282,272	$(23,104)	-8.2%	$527,287	$691,953	$(164,666)	-23.8%

Gross Margin
Revenues	$237,818	$231,712	$6,106	2.6%	$470,022	$447,536	$22,486	5.0%
Salaries, wages, and other direct costs	(166,461)	$(161,710)	(4,751)	2.9%	(328,654)	$(311,700)	(16,954)	5.4%
Gross Margin	$71,357	$70,002	$1,355	1.9%	$141,368	$135,836	$5,532	4.1%
Gross Margin%	30.0%	30.2%			30.1%	30.4%

Days Sales Outstanding (DSO) (3)	54	53	1	1.9%

(1)          EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets and stock-based compensation. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity.  Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

(3)          DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues.  The average accounts receivable balance for the three-month period is then divided by daily revenues.

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